Exhibit 10(a)

             Consent of Sutherland, Asbill & Brennan, L.L.P.

                                S.A.B. letterhead

                                 April 21, 1997

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
201 Highland Avenue
Largo, Florida  33770

     RE: WRL Series Annuity Account
         FILE NO. 33-24856

Gentlemen:

     We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 (File No. 33-24856) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                By: /s/ STEPHEN E. ROTH
                                    -------------------
                                    Stephen E. Roth